NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE OR EXCHANGEABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OR EXCHANGE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

$1,500,000	_________, _________
June 4, 2010

OMNIRELIANT HOLDINGS, INC.

PROMISSORY NOTE

OmniReliant Holdings, Inc., a Nevada corporation (the "Company"), for value received, hereby promises to pay to Vicis Capital Master Fund (the "Holder") in full in one payment, promptly upon demand therefor, when called due by the Holder in the Holder’s sole discretion, (such date, the "Maturity Date"), the principal amount of $1,500,000, and all interest accrued thereon, in accordance with the terms hereof, until paid in accordance with the terms hereof.   This Note is issued in connection with that certain Note Purchase Agreement (the “Note Purchase Agreement”) of even date herewith between the Company and the Holder.

1.            Terms of Note.

1.1.           Interest.  Interest shall accrue on the unpaid principal balance of this Note from the date hereof and shall be payable at the rate of eight percent (8%) per annum, computed on the basis of a 365 day year for the actual number of days elapsed since the date hereof, until all unpaid principal under this Note shall have been converted or exchanged or repaid in full.

1.2.           Prepayment.  No portion of the principal amount of this Note may be paid by the Company at any time prior to the Maturity Date.

1.3.           Conversion.  This Note shall be convertible into securities offered by the Company in a future financing pursuant to the terms set forth in Section 4.1 of the Note Purchase Agreement.

2.            Miscellaneous.

2.1.           Titles and Subtitles.  The titles and subtitles used in this Note are for convenience only and are not to be considered in construing or interpreting this Note.

2.2.           Notices.  All notices required or permitted hereunder shall be made in accordance with Section 5.6 of the Note Purchase Agreement.

2.3.           Collection Costs.  Should all or any part of the indebtedness represented by this Note be collected by action at law, or in bankruptcy, insolvency, receivership or other court proceedings, or should this Note be placed in the hands of attorneys for collection after default, the Company hereby promises to pay to the Holder, upon demand by the Holder at any time, in addition to the outstanding principal and all (if any) other amounts payable on or in respect of this Note, all court costs and reasonable attorneys' fees and other collection charges and expenses incurred or sustained by the Holder.

2.4.           Amendments and Waivers.  Any term of this Note may be amended (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder.  Any amendment effected in accordance with this Section 2.4 shall be binding upon the Holder and the Company and their successors and assigns.  Any forbearance, failure or delay by the Holder in exercising any right, power or remedy under this Note or otherwise available to the Holder shall not be deemed to be a waiver of such right, power or remedy, nor shall any single or partial exercise of any right, power or remedy preclude the further exercise thereof.

2.5.           Rights Cumulative.  The rights, powers and remedies given to the Holder under this Note shall be in addition to all rights, powers and remedies given to it by virtue of the Note Purchase Agreement, any document or instrument executed in connection therewith, or any statute or rule of law.

2.6.           Severability.  If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

2.7.           Governing Law.  This Note shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to its conflicts of laws principles.

2.8.           Certain Waivers.  The Company hereby irrevocably waives notice of acceptance, presentment, notice of nonpayment, protest, notice of protest, suit and all other conditions precedent in connection with the delivery, acceptance, collection and/or enforcement of this Note or any collateral or security therefor.

2.9.           Stamp Taxes.  The Company shall pay any and all issue, documentary, stamp and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of this Note pursuant thereto.

2.10.         Mutilated, Lost, Stolen or Destroyed Notes.  In case this Note shall be mutilated, lost, stolen or destroyed, the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Note, or in lieu of and substitution for the Note, mutilated, lost, stolen or destroyed, a new Note of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction and an indemnity, if requested, also satisfactory to it.

2.11.         Transfer and Assignment.  The Holder may transfer or assign this Note without the consent of the Company.  The Company may not transfer or assign this Note or its obligations hereunder without the consent of the Holder.

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IN WITNESS WHEREOF, this Note has been executed and delivered as a sealed instrument on the date first above written by the duly authorized representative of the Company.

OMNIRELIANT HOLDINGS, INC.

Name: Robert DeCecco
Title: Chief Executive Officer